EXHIBIT (14)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" in the combined Prospectus/Proxy statement and to the incorporation by reference of our reports on the financial statements of Premier Insured Municipal Bond Fund, New York Series dated September 4, 1996 and Premier New York Municipal Bond Fund dated January 2, 1996, in this registration Statement (Form N-14) of Premier New York Municipal Bond Fund.



                                               ERNST & YOUNG, LLP

New York, New York
December 6, 1996